                                                              Exhibit 99.2(k)(1)

                           TRANSFER AGENCY AGREEMENT

                      TRANSFER AND NOTICE AGENCY AGREEMENT

     AGREEMENT, dated as of April 5, 1988 between Zenith Income Fund Inc. a corporation organized under the laws of Maryland and having its principal place of business at Two World Trade Center, New York, NY 10048, and BOSTON SAFE DEPOSIT AND TRUST COMPANY (the "Agent"), a Massachusetts trust company with principal offices at One Boston Place, Boston, Massachusetts 02106.

                              W I T N E S S E T H:
                              -------------------

     That for and in consideration of the mutual promises hereinafter set forth, the Fund and the Agent agree as follows:

     1. Definitions. Whenever used in this Agreement, the following words and
        -----------
phrases, unless the context otherwise requires, shall have the following meanings:

        (a) "Articles of Incorporation" shall mean the Articles of Incorporation of the Fund as the same may be amended from time to time;

        (b) "Authorized Person" shall be deemed to include any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in a certificate furnished to the Agent pursuant to Section 4(c) hereof as may be received by the Agent from time to time;

        (c) "Custodian" refers to the custodian and any sub-custodian of all securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such custodian pursuant to the Custodian Agreement;

        (d) "Indenture" shall mean the indenture dated as of April __, 1988 between the Fund and Manufacturers Hanover Trust Company, as trustee;

        (e) "Oral Instructions" shall mean instructions, other than written instructions, actually received by the Agent from a person reasonably believed by the Agent to be an Authorized Person;

        (f) "Preferred Shares" refers to be the 9.67% Cumulative Preferred Shares, $.01 par value per share, of the Fund;

        (g) "Shares" refers collectively to the Senior Money Market Notes due 1995, the Preferred Shares and the Common Stock $.01 par value per share of the Fund as may be issued from time to time; and

        (h) "Written Instructions" shall mean a written communication signed by a person reasonably believed by the Agent to be an Authorized Person and actually received by the Agent.

     2. Appointment of the Agent. The Fund hereby appoints and constitutes the
        ------------------------
Agent as transfer agent for the Shares of the Fund and as shareholder servicing agent for the Fund. In addition, the Fund hereby appoints and constitutes the Agent as notice agent with respect to the Preferred Shares of the Fund. The Agent accepts such appointments and agrees to perform the duties hereinafter set forth.

     3. Compensation
        ------------

        (a) The Fund will compensate or cause the Agent to be compensated for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees annexed hereto as Schedule A and incorporated herein. Schedule A does not include out-of-pocket disbursements of the Agent for which the Agent shall be entitled to bill the Fund separately. The Agent will bill the Fund as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with Schedule A. The Fund will promptly pay to the Agent the amount of such billing.

        Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule B and incorporated herein. Schedule B may be modified by the Agent upon not less than 30 days' prior written notice to the Fund. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by the Agent in the performance of its obligations hereunder. Reimbursement by the Fund for expenses incurred by the Agent in any month shall be made as soon as practicable after the receipt of an itemized bill from the Agent.

        (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule.

     4. Documents. In connection with the appointment of the Agent, the Fund
        ---------
shall, on or before the date this Agreement goes into effect, but in any case, within a reasonable period of time for the Agent to prepare to perform its duties hereunder, deliver or cause to be delivered to the Agent the following documents:

        (a) If applicable, specimens of the certificates for the Shares of the Fund;

        (b) All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund;

        (c) A signature card bearing the signatures of any officer of the Fund or other Authorized Person who will sign Written Instructions;

        (d) All documents and papers necessary under the laws of Maryland, under the Fund's Articles of Incorporation as may be amended from time to time, and as may be required for the due performance of the Agent's duties under this Agreement or for the due performance of additional duties as may from time to time be agreed upon among the Fund and the Agent.

     5. Distributions Payable in Shares. In the event that the Board of
        -------------------------------
Directors of the Fund shall declare a distribution payable in Shares, the Fund shall deliver or cause to be delivered to the Agent written notice of such declaration signed on behalf of the Fund by an officer thereof, upon which the Agent shall be entitled to rely for all purposes, certifying (i) the identity of the Shares involved, (ii) the number of Shares involved, and (iii) that all appropriate action has been taken.

     6. Duties of the Agent. The Agent shall be responsible for administering
        -------------------
and/or performing transfer agent functions; for acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of the Shares. The operating standards and procedures to be followed shall be determined from time to time by agreement among the Fund and the Agent. In addition, the Agent shall receive all notices issued by the Fund respect to the Preferred Shares in accordance with and pursuant to the Articles of Incorporation and the Indenture and shall perform such other specific duties as are set forth in the Articles of Incorporation including the giving of notice of a special meeting and notice of redemption in the circumstances and otherwise in accordance with all relevant provisions of the Articles of Incorporation.

     7. Record Keeping and other Information. The Agent shall create and
        ------------------------------------
maintain all necessary records in accordance with all applicable laws and rules and regulations.

     8. Other Duties. In addition, the Agent shall perform such other duties
        ------------
and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing among the Fund and the Agent. The compensation for such other duties and functions shall be reflected in a written amendment to Schedule A.

     9. Reliance by Agent; Instructions
        -------------------------------


        (a) The Agent will be protected in acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from an officer of the Fund. The Agent will also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of the Agent.

        (b) At any time the Agent may apply to any Authorized Person of the Fund for Written Instructions and may seek advice at the Fund's expense from legal counsel for the Fund or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for the Agent. Written Instructions requested by the Agent will be provided by the Fund within a reasonable period of time. In addition, the Agent, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is known by the Agent, or its officers, agents or employees, to be an Authorized Person. The Agent shall have no duty or obligation to inquire into, nor shall the Agent be responsible for, the legality of any act done by it upon the request or direction of a person reasonably believed by the Agent to be an Authorized Person.

     10. Acts of God, etc. The Agent will not be liable or responsible for
         ----------------
delays or errors by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots or failure beyond its control of transportation, communication or power supply.

     11. Duty of Care and Indemnification. The Fund will indemnify the Agent
         --------------------------------
against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the bad faith or negligence of the Agent, and arising out of, or in connection with, its duties hereunder. In addition, the Fund will indemnify the Agent against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of: (i) any action taken in accordance with Written or Oral Instructions, or any other instructions, or share certificates reasonably believed by the Agent to be genuine and to be signed, countersigned or executed, or orally communicated by an Authorized Person; (ii) any action taken in accordance with written or oral advice reasonably believed by the Agent to have been given by counsel for the Fund or its own counsel; or
(iii) any action taken as a result of any error or omission in any record (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) delivered, or caused to be delivered by the Fund to the Agent in connection with this Agreement.

     In any case in which the Fund may be asked to indemnify or hold the Agent harmless, the Fund shall be advised of all pertinent facts concerning the situation in question and the Agent will use reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Fund. The Fund shall have the option to defend the Agent against any claim which may be the subject of this indemnification, and, in the event that the Fund so elects, such defense shall be conducted by counsel chosen by the Fund and satisfactory to the Agent, and thereupon the Fund shall take over complete defense of the claim and the Agent shall sustain no further legal or other expenses in such situation for which it seeks indemnification under this Section 11. The Agent will not confess any claim or make any compromise in any case in which the Fund will be asked to provide indemnification, except with the Fund's prior written consent. The obligations of the parties hereto under this Section shall survive the termination of this Agreement.

     12. Term and Termination. (a) This Agreement shall be effective as of
         --------------------
the date first written above and shall continue until April 5, 1989, and thereafter shall continue automatically for successive annual periods ending on April 5 of each year, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting such approval;

        (b) Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a resolution of the Board of Directors of the Fund, certified by the Secretary of the Fund, designating a successor transfer agent or transfer agents or a successor notice agent or notice agents. Upon such termination and at the expense of the Fund, the Agent will deliver to such successor a certified list of shareholders of the Fund (with names and addresses), an historical record of the account of each shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by the Agent under this Agreement in the form reasonably acceptable to the Agent, and will cooperate in the transfer of such duties and responsibilities, including provisions for assistance from the Agent's personnel in the establishment of books, records and other data by such successor or successors.

     13. Amendment. This Agreement may not be amended or modified in any
         ---------
manner except by a written agreement executed by both parties.

     14. Subcontracting. The Fund agrees that the Agent may, in its
         --------------
discretion, subcontract for certain of the services described under this Agreement or the Schedules hereto; provided that the appointment of any such Agent shall not relieve the Agent of its responsibilities hereunder.

     15. Miscellaneous
         -------------


        (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Agent, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

               To the Fund:

               Zenith Income Fund Inc.
               Two World Center
               New York, New York  10285
               Attention:

               To the Agent:

               Boston Safe Deposit and Trust Company
               One Boston Place
               Boston, Massachusetts  02108
               Attention:  Robert Radin

        (b) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

        (c) This Agreement shall be construed in accordance with the laws of the State of New York.

        (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together constitute only one instrument.

        (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers thereunder duly authorized as of the day and year first above written.

                              ZENITH INCOME FUND INC.

                              By: /s/ Heath B. McLendon
                                  ---------------------


                              BOSTON SAFE DEPOSIT AND TRUST COMPANY

                              By: /s/ Boston Safe Deposit and Trust Company
                                  ---------------------------------------------

                               Transfer Agent Fee
                                   Schedule A

     The Fund shall pay the Transfer Agent an annualized fee of $8.00 per shareholder account. Such fee shall be prorated on billed by the Transfer Agent monthly on a prorated basis of 1/12 of the annualized fee.

                                   Schedule B

OUT-OF-POCKET EXPENSES
----------------------

     The Fund shall reimburse the Agent monthly for the following out-of-pocket expenses:

 .  postage and mailing
 .  forms
 .  outgoing wire charges
 .  telephone
 .  Federal Reserve charges for check clearance
 .  if applicable, magnetic tape and freight
 .  retention of records
 .  microfilm/microfiche
 .  stationery
 .  insurance
 .  if applicable, terminals, transmitting lines and any expenses incurred in connection with such terminals and lines
 .  all other miscellaneous expenses reasonably incurred by the Agent

     The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with the Agent. In addition, the Fund will promptly reimburse the Agent for any other expenses incurred by the Agent as to which the Fund and the Agent mutually agree that such expenses are not otherwise properly borne by the Agent as part of its duties and obligations under the Agreement.

                                   Schedule C

DUTIES OF THE AGENT (See Exhibit 1 for Summary of Services)
-------------------


     1.  Shareholder Information.  The Agent or its agent shall maintain a
         -----------------------
record of the number of Shares held by each holder of record which shall include their addresses and which shall indicate whether such Shares are held in certificated or uncertificated form.

     2.  Shareholder Services.  The Agent or its agent will investigate all
         --------------------
inquiries from shareholders of the Fund relating to Shareholder accounts and will answer all correspondence from Shareholders and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Agent and the Fund.

     3.  Share Certificates
         ------------------

          (a) At the expense of the Fund, the Agent or its agent shall maintain an adequate supply of blank share certificates to meet the Agent or its agent's requirements therefor. Such Share certificates shall be properly signed by facsimile. The Fund agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, the Agent or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

          (b) The Agent or its agent shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by the Agent or its agent of properly executed affidavits and lost certificate bonds, in form satisfactory to the Agent or its agent, with the Fund and the Agent or its agent as obligees under the bond.

          (c) The Agent or its agent shall also maintain a record of each certificate issued, the number of Shares represented thereby and the holder of record. With respect to Shares held in open accounts or uncertificated form, i.e., no certificate being issued with respect thereto, the Agent or its agent
----
shall maintain comparable records of the record holders thereof, including their names and addresses. The Agent or its agent shall further maintain a stop transfer record on lost and/or replaced certificates.

     4.  Mailing Communications to Shareholders; Proxy Materials.  The Agent or
         -------------------------------------------------------
its agent will address and mail to Shareholders of the Fund, all reports to Shareholders, dividend and distribution notices and proxy material for any of the Fund's meetings of Shareholders. In connection with meetings of Shareholders, the Agent or its agent will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

     5.  Sales of Shares
         ---------------

          (a) Processing of Investment Checks or Other Investments.  Upon
              ----------------------------------------------------
receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of, the Fund or drawn or endorsed to the Distributor of the Fund's Shares for the purchase of Shares, the Agent or its agent shall stamp the check with the date of receipt, shall forthwith process the same for collection and shall record the number of Shares sold, the trade date and price per Share, and the amount of money to be delivered to the Custodian of the Fund for the sale of such Shares.

          (b) Issuance of Shares.  Upon receipt of notification that the
              ------------------
Custodian has received the amount of money specified in the immediately preceding paragraph, the Agent or its agent shall issue to and hold in the account of the purchaser/shareholder, or if no account is specified therein, in a new account established in the name of the purchaser, the number of Shares such purchaser is entitled to receive.

          (c) Suspension of Sale of Shares.  The Agent or its agent shall not be
              ----------------------------
required to issue any Shares of the Fund where it has received a Written Instruction from the Fund or official notice from the appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued, and the Agent or its agent shall be entitled to rely upon such Written Instructions or such official notice.

          (d) Returned Checks.  In the event that any check or other order for
              ---------------
the payment of money is returned unpaid for any reason, the Agent or its agent will: (i) give prompt notice of such return to the Fund or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as the Agent may from time to time deem appropriate.

     6.  Transfer and Repurchases
         ------------------------

          (a) Requirements for Transfer or Repurchase of Shares.  The Agent or
              -------------------------------------------------
its agent shall process all requests to transfer or repurchase Shares in accordance with the transfer or repurchase procedures got forth in the Fund's Prospectus.

          The Agent or its agent will transfer or repurchase Shares upon receipt of Written Instructions and Share certificates, if any, properly endorsed for transfer or repurchase, accompanied by such documents as the Agent or its agent reasonably may deem necessary.

          The Agent or its agent reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine. The Agent or its agent also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which the Agent or its agent, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

          (b) Notice to Custodian and Fund.  When Shares are repurchased, the
              ----------------------------
Agent or its agent shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased Shares shall be reflected on appropriate accounts maintained by the

Agent or its agent reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

          (c) Payment of Repurchase Proceeds.  The Agent or its agent shall,
              ------------------------------
upon receipt of the moneys paid to it by the Custodian for the repurchase of Shares, pay such moneys as are received from the Custodian, all in accordance with the procedures described in the written instruction received by the Agent or its agent from the Fund.

          The Agent or its agent shall not process or effect any repurchase with respect to Shares of the Fund after receipt by the Agent or its agent of notification of the suspension of the determination of the net asset value of the Fund.

     7.  Dividends
         ---------

          (a) Notice to Agent and Custodian.  Upon the declaration of each
              -----------------------------
dividend and each capital gains distribution by the Board of Directors of the Fund with respect to Shares of the Fund, the Agent shall furnish or cause to be furnished to the Agent or its agent a copy of a resolution of the Fund's Board of Directors certified by the Secretary of the Fund setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable to the Agent or its agent on the payment date and whether such dividend or distribution is to be paid in Shares of such class at net asset value.

          On or before the payment date specified in such resolution of the Board of Directors, the Custodian of the Fund will pay to the Agent or its agent sufficient cash to make payment to the Shareholders of record as of such payment date.

          (b) Insufficient Funds for Payments.  If the Agent or its agent does
              -------------------------------
not receive sufficient cash from the Custodian to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, the Agent or its agent will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until such sufficient cash is provided to the Agent or its agent.

                                                                       Exhibit 1
                                                                         to
                                                                      Schedule C

                              Summary of Services

     The services to be performed by the Agent or its agent shall be as follows:

     A.  DAILY RECORDS
         -------------

          Maintain daily on disc the following information with respect to each Shareholder account as received:

 . Name and Address (Zip Code)
 . Class of Shares
 . Balance of Shares held by Agent
 . Beneficial owner code: i.e. male, female, joint tenant, etc.
 . Dividend code (reinvestment)
 . Number of Shares held in certificate form

     B.  OTHER DAILY ACTIVITY
         --------------------

 . Answer written inquiries relating to Shareholder accounts (matters relating to portfolio management, distribution of Shares and other management policy questions will be referred to the Fund).

 . Process additional payments into established Shareholder accounts in accordance with Written instruction from the Agent.

 . Upon receipt of proper instructions and all required documentation, process requests for repurchase of Shares.

 . Identify repurchase requests made with respect to accounts in which Shares have been purchased within an agreed-upon period of time for determining whether good funds have been collected with respect to such purchase and process as agreed by the Agent in accordance with Written Instruction set forth by the Fund.

 . Examine and process all transfers of Shares, ensuring that all transfer requirements and legal documents have been supplied.

 . Issue and mail replacement checks.

     C.  REPORTS PROVIDED TO THE FUND
         ----------------------------

          Furnish the following reports to the Fund:

 .  Daily financial totals
 .  Monthly report of outstanding Shares
 .  Monthly analysis of accounts by beneficial owner code
 .  Monthly analysis of accounts by Share range
     D.  DIVIDEND ACTIVITY
         -----------------

 . Calculate and process Share dividends and distributions as instructed by the Fund.

 . Compute, prepare and mail all necessary reports to Shareholders or various authorities as requested by the Fund.

     E.  MEETINGS OF SHAREHOLDERS
         ------------------------

 . Cause to be mailed proxy and related material for all meetings of Shareholders. Tabulate returned proxies (proxies must be adaptable to mechanical equipment of the Agent or its agents) and supply daily reports when sufficient proxies have been received.

 .  Prepare and submit to the Fund an Affidavit of Mailing.

 . At the time of the meeting, furnish a certified list of Shareholders, hard copy, microfilm or microfiche and, if requested by the Fund, Inspectors of Section.

     F.  PERIODIC ACTIVITY
         -----------------

 . Cause to be mailed reports, Fund, and any other enclosures requested by the Fund (material must be adaptable to mechanical equipment of Agent or its agents).

 . Receive all notices issued by the Fund with respect to the Preferred Shares in accordance with and pursuant to the Articles of Incorporation and the Indenture and perform such other specific duties as are set forth in the Articles of Incorporation including in giving of notice of a special meeting and notice of redemption in the circumstances and otherwise in accordance with all relevant provisions of the Articles of Incorporation.

                               Transfer Agent Fee
                                   Schedule A

     The Fund shall pay the Transfer Agent an annualized fee of $8.00 per shareholder account. Such fee shall be prorated on billed by the Transfer Agent monthly on a prorated basis of 1/12 of the annualized fee.

                                   Schedule B

OUT-OF-POCKET EXPENSES
----------------------

     The Fund shall reimburse the Agent monthly for the following out-of-pocket expenses:

 .  postage and mailing
 .  forms
 .  outgoing wire charges
 .  telephone
 .  Federal Reserve charges for check clearance
 .  if applicable, magnetic tape and freight
 .  retention of records
 .  microfilm/microfiche
 .  stationery
 .  insurance
 .  if applicable, terminals, transmitting lines and any expenses incurred in connection with such terminals and lines
 .  all other miscellaneous expenses reasonably incurred by the Agent

     The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with the Agent. In addition, the Fund will promptly reimburse the Agent for any other expenses incurred by the Agent as to which the Fund and the Agent mutually agree that such expenses are not otherwise properly borne by the Agent as part of its duties and obligations under the Agreement.